FOR IMMEDIATE RELEASE	TSX: CTI

CHEMOKINE THERAPEUTICS RECEIVES U.S. PATENT FOR

NOVEL CANCER DRUG IN CLINICAL DEVELOPMENT

Vancouver, BC (June 13, 2005) – Chemokine Therapeutics Corp. (the Company) (TSX: CTI), today announced that it has been granted U.S. Patent No. 6,875,738 relating to the use of its anti-cancer compound, CTCE-9908, in the treatment of cancer and inhibition of angiogenesis. CTCE-9908 is designed to block CXCR4, a receptor found on the surface of cancer cells. CTCE-9908 inhibits the growth and spread of certain common cancers, with the potential for use with existing therapies (chemotherapy, surgery, and radiation) to improve treatment outcomes. The patent entitled “Therapeutic Chemokine Receptor Antagonists”, with a term lasting to August 2019, covers some of the methods by which CTCE-9908 treats cancer.  It strengthens the Company’s growing proprietary position in peptide-based therapies which seek to address unmet medical needs in cancer, cardiovascular and infectious diseases.

“With the issue of our most recent patent, we are expanding our proprietary position in peptide-based drug development, a burgeoning new pharmaceutical drug class with great potential to treat a number of diseases and disorders,” said Dr. Hassan Salari, President and CEO of Chemokine Therapeutics.  “I believe we are among the first companies to develop synthetic chemokines that have been shown to be functional in living systems and safe in our initial studies in humans.”

What are chemokines?

Chemokines are a new class of cytokines, a group of small, soluble proteins, known as chemoattractant proteins, which signal biological responses that play a critical role in the immune system.  Many of these biological signals are necessary for fighting infection, as well as tissue repair and regeneration.  However, chemokines are also known to play an important role in cancer and autoimmune disorders which can paradoxically contribute to the survival and growth of abnormal cells that cause disease.

Key Patent Claim: Inhibition of blood vessel growth to tumors by novel blockade

CTCE-9908 represents an exciting new generation of drugs being developed that promise more targeted therapies to treat the underlying cancer while keeping healthy cells intact. The patent claims methods of treating cancer and inhibiting angiogenesis (blood vessel growth) by administration of an antagonist that blocks a chemokine receptor known as CXCR4. Leading cancer researchers have demonstrated that high CXCR4 expression in cancer cells is correlated to tumor progression, high metastasis rate and low survival rate. Blockage of CXCR4 reduces the growth of tumors by reducing blood vessel growth (anti-angiogenesis) which carries vital nutrients to a tumor. The Company has completed a Phase I, dose-escalation clinical trial using CTCE-9908 in the United Kingdom to assess its safety in healthy volunteers in which there were no serious adverse events noted in any subject during the study.

About Chemokine Therapeutics Corp. (TSX: CTI)

Chemokine Therapeutics is a publicly-traded biotechnology company developing drugs in the field of chemokines and cytokines, a family of small, soluble proteins, which regulate immune responses. The Company has five products with two lead product candidates in clinical trials; CTCE-0214, for immune system recovery, and CTCE-9908, to prevent the spread of cancer and its continued growth. For more information, please visit our website at www.chemokine.net.

Safe Harbor Statement under the U. S. Private Securities Litigation Reform Act of 1995:  Statements in this document regarding managements' future expectations, beliefs, goals, plans or prospects constitute forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made.  For this purpose, any statements that are contained herein that are not statements of historical fact may be deemed to be forward-looking statements.  Without limiting the foregoing, the words "believes", "anticipates", "plans", "intends", "will", "should", "expects", "projects", and similar expressions are intended to identify forward-looking statements. You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause actual results, future circumstances, or events to differ materially from those projected in the forward-looking statements. These risks include, but are not limited to, those associated with the success of research and development programs, the regulatory approval process, competition, securing and maintaining corporate alliances, market acceptance of the Company's products, the availability of government and insurance reimbursements for the Company's products, the strength of intellectual property, financing capability, the potential dilutive effects of any financing, reliance on subcontractors and key personnel and other risks detailed from time-to-time in the Company's public disclosure documents and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities.  Forward-looking statements are made as of the date hereof, and the Company disclaims any intention and has no obligation or responsibility, except as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

For further information contact:

Chemokine Therapeutics Corp. Ian Harper, Director of Investor Relations & Corporate Development Phone: (604) 822-0305 E-mail: iharper@chemokine.net Internet: www.chemokine.net

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